ADM Investor Services, Inc.

Exhibit 10.8

CUSTOMER AGREEMENT

To: ADM Investor Services, Inc. 141 West Jackson Boulevard, Chicago, IL 60604

In consideration of the acceptance by ADM Investor Services, Inc. ("ADMIS") acting as broker, dealer or counterparty, of one or more accounts of the undersigned ("Customer") for the purchase or sale of commodity futures, commodity options, forward contracts, foreign exchange, physical or cash commodities, and exchange for physical ("EFP") or Exchange for Risk ("EFR") transactions (Collectively "Commodity Contracts") it is agreed as follows:

1.Customer acknowledges the following:

(a)The purchase and sale of Commodity Contracts is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of loss in excess of their margin deposits or of their entire option premium. Customer understands that because of the low margin normally required in Commodity Contract trading, price changes in Commodity Contracts may result in significant Customer losses, which losses may substantially exceed Customer's margin deposits and any other deposits Customer may make. Customer also acknowledges that Customer has received, has read and understands this agreement.

(b)Customer authorizes ADMIS to execute such transactions for the Customer's account, to act as counterparty to Commodity Contracts and to exercise commodity options for Customer's account in accordance with Customer's oral or written instructions. ADMIS shall have the right to refuse to accept any of Customer's orders. ADMIS shall also have the right to tape record all telephone conversations with Customer.

(c)Customer understands that ADMIS or its affiliates will at times act as principal in regard to cash, forward, or foreign exchange transactions. Furthermore, Customer acknowledges that ADMIS is not obligated to quote a price for any principal transaction.

(d)ADMIS shall not be responsible to Customer in any case for a floor brokers' inability to execute orders, or for error or negligence on the part of floor brokers who are not employees of ADMIS.

(e)Customer acknowledges that the execution of a futures contract always anticipates making or accepting delivery. Customer hereby authorizes ADMIS to take all action deemed necessary by ADMIS in the event ADMIS takes physical delivery for customer and customer hereby agrees to indemnify ADMIS from all costs associated therewith. ADMIS may, in its sole discretion, liquidate any short position in Customer's account if Customer has not delivered to ADMIS certificates, receipts, or other appropriate instruments of delivery at least seven days prior to the last trading day of the futures contract.

(f)Customer acknowledges that ADMIS may be the counterparty to foreign exchange transactions with Customer and that ADMIS may receive revenue through market making, involving foreign exchange transactions of Customer and others, through the difference between the bid and offer provided to Customer and others on foreign exchange transactions, and through markups and markdowns on foreign exchange positions that ADMIS enters into with other parties that correspond to foreign exchange positions that ADMIS enters into with Customer.

(g)Customer acknowledges the right of ADMIS to limit, without notice to the Customer, the number of open positions which Customer may maintain or acquire through ADMIS.

2.Customer shall deposit with ADMIS (1) the applicable initial and maintenance margin requirements; pay interest, commission charges in effect from time to time, (which commissions may be shared by more than one of Customer's agents) and other fees and charges, as well as costs to ADMIS occasioned by carrying the account of the Customer; (2) deposit the amount of any deficit balance that may result from transactions executed by ADMIS for Customer's account, and

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(3) pay the interest and service charges on any Customer deficit balances at the rates customarily charged by ADMIS together with ADMIS' costs and attorney's fees incurred in collecting any such deficit or defending claims brought by Customer in which ADMIS is the prevailing party. Fees and charges, in addition to commissions and interest, may include, but are not limited to rollover fees and charges, currency conversion fees and charges, account transfer fees and charges, and any fees and charges imposed by any interbank agency, bank, contract market or other regulatory or self-regulatory organization. ADMIS reserves the right to change its fee structure at any time.

3.Customer understands and acknowledges that ADMIS acts as agent for all transactions which are executed on commodity futures exchanges and among other requirements, is financially liable to the exchange clearing houses of which it is a member and to the clearing members through which it clears transactions on exchanges of which it is not a clearing member, for deficit balances occurring in the Customer's accounts; because of this, ADMIS is the guarantor of the financial responsibility of the Customer. Customer additionally understands and acknowledges that ADMIS, in providing liquidity to Customers, acts as the counterparty  to Customers' transactions and thus assumes the risk associated with such transactions. Therefore, Customer agrees to hold ADMIS harmless with respect to any and all losses sustained by ADMIS resulting from deficit balances which may occur in Customer's account.

4.Customer shall, without notice or demand from ADMIS, at all times maintain adequate margins, so as continually to meet the margin requirements established by ADMIS. Such margin requirements established by ADMIS, in its sole and absolute discretion, may exceed the margin requirements set by any commodity exchange, or other regulatory authority. Customer agrees, when required, to wire transfer margins to ADMIS or any monies so required, and to furnish ADMIS with names of bank officers for immediate verification of such transfers.

5.If, at any time, Customer's account does not contain the amount of margin required by ADMIS, or by any exchange, clearing house or other regulatory authority, ADMIS may, in its sole and absolute discretion, at any time or from time to time, without notice to Customer, close out Customer's open positions in whole or in part or take any other action it deems necessary to satisfy such requirements, including, but not necessarily limited to, transferring funds from other accounts of Customer including transfers between CFTC Segregated and other accounts. Failure of ADMIS to so act in such circumstances, in whole or in part, shall not constitute a waiver of its rights to do so any time or from time to time thereafter, nor shall ADMIS be subject to any liability to Customer for its failure so to act. In addition, ADMIS has the right, but not the obligation, to liquidate the Customer's account upon receipt of notice of the death of Customer (if applicable).

6.Customer understands that there are no guarantees of profit or guarantees against loss in Commodity Contract trading. Customer has received no such guarantees from ADMIS or from any of its representatives. Customer acknowledges its awareness of the risks inherent in Commodity Contract trading and is financially able to bear such risks and withstand any losses incurred.

7.

Unless Customer provides ADMIS with written or oral instructions to liquidate an open foreign exchange position in the account, that position will be automatically rolled over as an open position in the account to the next successive business day, subject at all times to the right of ADMIS, in its sole and absolute discretion, to liquidate said position in accordance with the provisions of this agreement. Alternatively, in order to liquidate an open foreign exchange position in the Customer's account by means of delivering, or taking delivery, of the underlying currency, written or oral instructions to this effect must be given to ADMIS, together with sufficient funds to cover the delivery and all documents required by ADMIS to effectuate this mode of settlement, in accordance with ADMIS' instructions.

8.All monies, securities, negotiable instruments, forward contracts, foreign exchange contracts, physical or cash contracts, commodity options, open positions in futures contracts and commodities, or other property now or at any future time in Customer's account, or held by ADMIS or its affiliates for Customer, are hereby pledged with ADMIS, and shall be subject to a security interest in ADMIS' favor to secure any indebtedness, at any time, owing

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from Customer to ADMIS without regard to whether or not ADMIS or its affiliates has made advances with respect to such property. Customer will not cause or allow any of the property held in Customer's accounts to be subject to any other liens, security interests, mortgages or other encumbrances without the express written approval of ADMIS.

9.If Customer directs ADMIS to enter into any Commodity Contracts denominated in a foreign currency: (a) any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for Customer's account and risk; (b) all initial and subsequent deposits for margin purposes shall be made in US. dollars, in such amounts as ADMIS may in its sole discretion require; and (c) ADMIS is authorized to convert funds in Customer's account for margin into and from such foreign currency at a rate of exchange determined by ADMIS in its sole discretion on the basis of the then prevailing market rates.

10.Customer acknowledges that: (1) any market recommendations and information communicated to Customer by ADMIS do not constitute an offer to sell, or the solicitation of an offer to buy any commodity, or any commodity futures contract; (2) such recommendations and information, although based upon information obtained from sources believed by ADMIS to be reliable, may be incomplete and may not be verified; and (3) ADMIS makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer. Customer understands that ADMIS and/or its officers, directors, affiliates, stockholders or representatives may have a position or positions in and may intend to buy or sell commodities or commodity futures contracts, which are the subject of market recommendations furnished to Customer, and that the position or positions of ADMIS or any such officer, director, affiliate, stockholder, or representative may or may not be consistent with the recommendations furnished to Customer by ADMIS.

11.All transactions by ADMIS on Customer's behalf shall be subject to the applicable constitution, rules, regulations, customs, usages, rulings, and interpretations of the exchanges or markets on which such transactions are executed by ADMIS or its agents for Customer's account (such as the Chicago Mercantile Exchange and its affiliated clearing house, the National Futures Association and to all applicable governmental acts and statutes such as the Commodity Exchange Act or the Commodity Futures Trading Commission Act of 1974) and to rules and regulations made thereunder. ADMIS shall not be liable to Customer as a result of any action taken by ADMIS, or its agents, to comply with any such constitution, rule, regulation, custom, usage, ruling, interpretation, act or statue. If Customer is subject to regulation by any regulatory body, Customer agrees that ADMIS has no duty to ascertain or ensure that Customer is in compliance with any governing statutes or rules.

12.

If, at any time, Customer shall be unable to deliver to ADMIS any security, commodity or other property previously bought or sold by ADMIS on Customer's behalf, Customer authorizes ADMIS, in its discretion, to borrow or to buy any security, commodity, or other property necessary to make delivery thereof, and Customer shall pay and indemnify ADMIS for any costs, losses, and damages (including consequential costs, losses and damages) which ADMIS may sustain thereby and any premiums which ADMIS may be required to pay thereon, and for any costs, losses and damages (including consequential costs, losses and damages) which ADMIS may sustain from its inability to borrow or buy any such security, commodity or other property.

13.Customer acknowledges and agrees that ADMIS shall not be responsible to Customer for any losses resulting from conduct or advice (including but not limited to errors and negligence) on the part of any broker/dealer, futures commission merchant, independent introducing broker, commodity trading advisor, or any other person or entity introducing Customer to ADMIS or having trading authority over the account of Customer at ADMIS. Customer specifically agrees that ADMIS shall have no obligation to supervise the activities of any such person or entity and Customer will indemnify ADMIS and hold ADMIS harmless from and against all losses, liabilities, and damages (including attorney's fees) incurred by ADMIS as a result of any actions taken or not taken by such person or entity.

14.Customer authorizes ADMIS to contact such banks, financial institutions, credit agencies, and other references as ADMIS shall deem appropriate from time to time to verify the information regarding Customer

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which may be provided by Customer. Customer understands that an investigation may be made pertaining to Customer's personal and business credit standing and that Customer may make a written request within a reasonable period of time for complete and accurate disclosure of its nature and scope.

15.ADMIS shall not be responsible for delays in the execution of orders due to breakdown or failure of transmission, or communication facilities, or to any other cause beyond ADMIS' control. Since ADMIS does not control signal power, its reception or routing via internet, configuration of Customer's equipment or reliability of its connection, ADMIS shall not be liable for any claims, losses, damages, costs or expenses, including attorneys' fees, caused, directly or indirectly, by a break-down or failure of any transmission or communication system or computer facility or trading software, whether belonging to ADMIS, Customer, any market, or any settlement or clearing system when Customer trades on-line (via internet or electronically).

16.Confirmation of trades, contracts, statements of account, margin calls, and any other notices transmitted by ADMIS to Customer shall be transmitted to either the email address or the physical address shown in and to the attention of the person (s) named in the "Customer Account Documentation" and shall be conclusively deemed accurate and complete, and Customer waives and releases any claim relating thereto, if not objected to, in writing, prior to the opening of trading on the contract market on which such transaction occurred on the next business day following the day on which such communication was first received. The price at which an order is executed shall be binding notwithstanding the fact an erroneous report is made. An order which was executed but in error reported as not executed shall be binding. Customer shall direct all objections to ADM Investor Services, Inc., 141 West Jackson Boulevard, Suite #2100A, Chicago, Illinois 60604, (312) 242-7000.

17.With respect to foreign exchange transactions, Customer specifically consents to receive trade confirmations, daily and monthly account activity statements, margin calls and any other notices sent by ADMIS to Customer electronically via email transmission. This consent shall be effective until revoked by Customer in writing and received by ADMIS. Customer is responsible for providing immediate notification to ADMIS of any change in its email address. Physical copies of Customer's foreign exchange activity statements are available upon request but may incur additional charge to Customer. ADMIS will provide Customer with password-protected access to on-line reports. Customer will be able to generate daily, monthly and annual account statements which provide transaction activity, profit and loss statements, open positions and margin balances. Statements are deemed received when made available to Customer by ADMIS, regardless of whether Customer actually accesses the statement.

18.All transactions for or on Customer's behalf shall be deemed to be included in a single account whether or not such transactions are segregated on ADMIS' records into separate accounts, either severally or jointly with others, for regulatory purposes including the reporting of Customer's positions as required by regulatory authorities.

19.Customers not residing in the United States (Foreign Accounts) may be asked to comply with requests for special information by ADMIS as required by any governmental unit or regulatory agency. This includes, but is not limited to, special calls for information. In the event of a special call for information, ADMIS shall be required to obtain the information set forth by any governmental unit or regulatory agency requesting information. In addition, failure to respond to a special call for information may cause transactions to be prohibited (other than offsetting trades) for Customer. Foreign Customer accounts must copy and forward an official form of picture I.D. and must provide a bank reference before customer is approved for trading.

20.	The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights or remedies .

21.Customer agrees that ADMIS may, from time to time, change the account number assigned to any account covered by this Agreement, and that this Agreement shall remain in full force and effect. Customer agrees further that this account, as well as all additional accounts opened by him at ADMIS, shall be covered by this same Agreement with the exception of any new account for which a new Customer Agreement is signed.

ADM Investor Services, Inc.

22.Subject to the Arbitration Agreement between ADMIS and Customer, Customer agrees that any civil action or other legal proceeding between ADMIS or its employees, agents, representatives, affiliated brokers and/or associated persons, on the one hand, and Customer, on the other hand, arising out of or relating to this Agreement, transactions hereunder, or Customer's account shall be brought, heard and resolved in the Cook County Circuit Court located in Chicago, Illinois and Customer waives the right to have such proceeding transferred to any other location. In addition, Customer waives the right to trial by jury in any such action or proceeding. Any such action or proceeding shall be governed by the law of the State of Illinois. No action, including arbitration, and regardless of form arising out of or relating to this Agreement , transactions hereunder, or Customer's account may be brought by Customer more than one year after the cause of action arose (regardless of the date of discovery of the alleged injury), provided, however, that any action brought under the provisions of Section 14 of the Commodity Exchange Act may be brought at any time within two years after the cause of action accrues.

23.Customer represents that (1) he/she is (or, if Customer is a corporation, that each officer and director is, if Customer is a partnership, that each partner is) an adult of sound mind and is under no legal disability which would prevent him/her from trading in commodities, commodity futures contracts, options contracts, forward contracts, foreign exchange or other physical or cash contracts therein or entering into this Agreement; (2) he/she is (or its officers and directors or its partners are) authorized to enter into this Agreement.

24.Customer warrants the accuracy of the information contained in the account application to be complete, true and correct and agrees that Customer will promptly notify ADMIS of any material change in the information. Customer further warrants that no one except Customer has an interest in the account and that Customer has full power and authority to enter into this Agreement and to engage in the transactions of the kind contemplated herein.

25.Customer agrees to pay to ADMIS the commissions, fees and other charges as are in effect from time to time, and Customer hereby authorizes ADMIS to withdraw the amount of any such commissions, fees and charges from Customer 's Account as such commissions, fees and charges are incurred. ADMIS may provide notice electronically or otherwise of any changes in its amount and type of commissions, fees and other charges, and the effective date of such charges. If Customer is introduced to ADMIS by another party, such other party may receive a portion of any commission paid to ADMIS by Customer.

26.This Agreement, including all authorizations, shall inure to the benefit of ADMIS, its successors and assigns and shall be binding upon Customer and Customer's personal representatives, executors, trustees, administrators , agents, successors, and assigns. In the event of (a) the death or judicial declaration of incompetence of Customer; (b) the filing of a petition in bankruptcy, or a petition for the appointment of a receiver, or the institution of any insolvency or similar proceeding by or against Customer; (c) the filing of an attachment against any of Customer's accounts carried by ADMIS; (d) insufficient margin, or ADMIS' determination that any collateral deposited to protect one or more account of Customer is inadequate, regardless or current market quotations, to secure the account; (e) Customer's failure to provide ADMIS any information requested pursuant to this agreement; or (f) any other circumstances or developments that ADMIS deems appropriate for its protection, and in ADMIS' sole discretion, it may take one or more, or any portion of, the following actions: (1) satisfy any obligation Customer may have to ADMIS, either directly or by way of guaranty or suretyship, out of any Customer's funds or property in its custody or control or in the custody or control of ADMIS; (2) sell any or purchase any or all Commodity Contracts, securities or other property held or carried for Customer; and (3) cancel any or all outstanding orders or Commodity Contracts, or any other commitments made with Customer.

Any of the above actions may be taken without demand for margin or additional margin, without prior notice of sale or purchase or other notice to Customer, Customer's personal representatives, heirs, executors, admin istrators, trustees, legatees or assigns and regardless of whether the ownership interest shall be solely Customers or held jointly with others.

27.Customer shall indemnify, defend and hold ADMIS, its affiliates, directors, officers, stockholders, employees, agents, successors and assigns harmless from and against any and all liabilities, claims, losses, damages, costs

ADM Investor Services, Inc.

and expenses, including reasonable attorneys' fees and expenses, incurred by ADMIS, arising from (a) Customer's failure to fully and timely perform its obligations hereunder, or (b) any of Customer's representations and warranties made being untrue or incorrect. Customer also agrees to pay promptly to ADMIS any and all claims, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by ADMIS in enforcement of any of the provisions of this Agreement and any of the transactions contemplated hereunder, the collection of any amounts due hereunder, and the defense of any action or proceeding, including an arbitration proceeding, brought by Customer against ADMIS in which ADMIS is the substantially prevailing party.

28.Limitation of Liability. IN NO EVENT SHALL ADMIS BE LIABLE TO CUSTOMER OR ANY PERSON FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ARISING UNDER CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER THEORY OF LIABILITY EVEN IF THE POSSIBILITY OF SUCH DAMAGES WERE DISCLOSED TO ADMIS OR COULD HAVE BEEN REASONABLY FORESEEN BY ADMIS. The limitations of liability reflect the allocation of risk between the parties. The limitations specified in this paragraph 28 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

Customer:

Managed Futures Premier Warrington L.P., by: Warrington GP, LLC, its general partner

NAME (SIGNATURE): Mark Adams

TITLE: Assistant Portfolio ManagerDATE: 3/13/2017